Exhibit 99.1

3756 Central Avenue Riverside, CA 92506 (951) 686-6060	NEWS RELEASE

PROVIDENT FINANCIAL HOLDINGS REPORTS
FOURTH QUARTER AND FISCAL 2016 EARNINGS

FOURTH QUARTER HIGHLIGHTS:

Net Income Rises 12% to $2.8 Million Compared to Same Quarter Last Year

Diluted Earnings Per Share Increases 21% to $0.34 Per Share Compared to Same Quarter Last Year

        Riverside, Calif. – July 26, 2016 – Provident Financial Holdings, Inc. ("Company"), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B. ("Bank"), today announced fourth quarter earnings for the fiscal year ended June 30, 2016.
        For the quarter ended June 30, 2016, the Company reported net income of $2.80 million, or $0.34 per diluted share (on 8.30 million diluted shares outstanding), up from net income of $2.49 million, or $0.28 per diluted share (on 8.88 million diluted shares outstanding), in the comparable period a year ago.  The increase in net income for the fourth quarter of fiscal 2016 was primarily attributable to an increase in the gain on sale of loans and a higher recovery from the allowance for loan losses as compared to the same period one year ago.
        "Mortgage banking fundamentals continued to improve this quarter which resulted in the sequential quarter increase in net income.  Expanding loan sale margins and an increase in sequential quarter loan sale volume both contributed to the better mortgage banking operations," said Craig G. Blunden, Chairman and Chief Executive Officer of the Company.  "We continue to increase our preferred loan portfolio at a solid pace, up 15 percent from last year, while the legacy single-family portfolio is declining, resulting in what we believe to be a more favorable loan portfolio composition.  Additionally, asset quality continues to improve, resulting in low levels of non-performing assets; the net interest margin is improving as liquidity is redeployed to higher yielding assets; and operating expenses are well-contained.  We are also pleased that we can return capital to our shareholders in the form of cash dividends and common stock repurchases, a low risk strategy to manage capital levels and ratios," he concluded.
        Return on average assets for the fourth quarter of fiscal 2016 increased to 0.96 percent from 0.84 percent for the same period of fiscal 2015; and return on average stockholders' equity for the fourth quarter of fiscal 2016 increased to 8.32 percent from 7.02 percent for the comparable period of fiscal 2015.
        On a sequential quarter basis, net income for the fourth quarter of fiscal 2016 reflects a $1.31 million, or 88 percent, increase from the net income of $1.49 million in the third quarter of fiscal 2016.  The increase in net income in the fourth quarter of fiscal 2016 compared to the third quarter of fiscal 2016 was primarily attributable to an increase of $850,000 in net interest income and an increase of $2.17 million in non-interest income, partly offset by an increase of $656,000 in non-interest expense and an increase of $986,000 in the provision for income taxes.  Diluted earnings per share for the fourth quarter of fiscal 2016 were $0.34 per share, up 89 percent, from the $0.18 per share during the third quarter of fiscal 2016.  Return on average assets increased to 0.96 percent for the fourth quarter of fiscal 2016 from 0.51 percent in the third quarter of fiscal 2016;

and return on average stockholders' equity for the fourth quarter of fiscal 2016 was 8.32 percent, compared to 4.36 percent for the third quarter of fiscal 2016.
        For the fiscal year ended June 30, 2016, net income decreased $2.09 million, or 21 percent, to $7.71 million from $9.80 million in the comparable period ended June 30, 2015; and diluted earnings per share for the fiscal year ended June 30, 2016 decreased $0.17 per share, or 16 percent, to $0.90 per share from $1.07 per share for the comparable twelve month period last year.
        Net interest income decreased $88,000, or one percent, to $8.76 million in the fourth quarter of fiscal 2016 from $8.85 million for the same quarter of fiscal 2015, attributable to a lower average earning assets balance, partly offset by a slight increase in the net interest margin.   The average earning assets balance for the fourth quarter of fiscal 2016 was $1.13 billion, down one percent from $1.14 billion during the same period last year. The net interest margin during the fourth quarter of fiscal 2016 increased one basis point to 3.10 percent from 3.09 percent in the same quarter last year.  The increase was primarily due to the decrease in the average cost of interest-bearing liabilities.  The average yield of interest-earning assets decreased by one basis point to 3.69 percent in the fourth quarter of fiscal 2016 from 3.70 percent in the same quarter last year, while the average cost of liabilities decreased by three basis points to 0.66 percent in the fourth quarter of fiscal 2016 from 0.69 percent in the same quarter last year.
        The average balance of loans outstanding, including loans held for sale, decreased by $74.7 million, or seven percent, to $960.4 million in the fourth quarter of fiscal 2016 from $1.04 billion in the same quarter of fiscal 2015, primarily due to a decrease in average loans held for sale attributable to lower mortgage banking activity.  The average yield on loans receivable increased by 27 basis points to 4.16 percent in the fourth quarter of fiscal 2016 from an average yield of 3.89 percent in the same quarter of fiscal 2015.  The increase in the average loan yield was primarily attributable to $544,000 of interest income received from payoffs of non-performing loans in the fourth quarter of fiscal 2016.  The average balance of loans held for sale in the fourth quarter of fiscal 2016 was $154.5 million with an average yield of 3.62 percent as compared to $219.8 million with an average yield of 3.63 percent in the same quarter of fiscal 2015.  The outstanding balance of "preferred loans" (multi-family, commercial real estate, construction and commercial business loans) increased by $65.8 million, or 15 percent, to $519.2 million at June 30, 2016 from $453.4 million at June 30, 2015, net of undisbursed loan funds of $11.3 million and $3.4 million, respectively.  The percentage of preferred loans to total loans held for investment at June 30, 2016 increased to 61 percent from 55 percent at June 30, 2015.  Loan principal payments received in the fourth quarter of fiscal 2016 were $47.1 million, compared to $32.0 million in the same quarter of fiscal 2015.
        The average balance of investment securities increased by $29.2 million, or 188 percent, to $44.7 million in the fourth quarter of fiscal 2016 from $15.5 million in the same quarter of fiscal 2015.  The increase was attributable to the mortgage-backed security purchases during fiscal 2016, partly offset by principal payments received on mortgage-backed securities during the same period.  The average yield on investment securities decreased 67 basis points to 1.11 percent in the fourth quarter of fiscal 2016 from 1.78 percent for the same quarter of fiscal 2015.  The decrease in the average yield was primarily attributable to the mortgage-backed security purchases during fiscal 2016 which had lower average yields than the existing portfolio.

        In the fourth quarter of fiscal 2016, the Federal Home Loan Bank ("FHLB") – San Francisco distributed a $179,000 cash dividend to the Bank, a $215,000 decrease from the $394,000 cash dividend (inclusive of a $261,000 special cash dividend) received by the Bank in the same quarter last year.
        The average balance of the Company's interest-earning deposits, primarily cash with the Federal Reserve Bank of San Francisco, increased $33.8 million, or 40 percent, to $119.0 million in the fourth quarter of fiscal 2016 from $85.2 million in the same quarter of fiscal 2015.  The increase in interest-earning deposits was primarily due to temporarily investing excess cash from ongoing business activities into short-term, highly liquid instruments as part of the Company's interest rate risk management strategy.  The average yield earned on interest-earning deposits in the fourth quarter of fiscal 2016 was 0.50 percent, up from 0.25 percent in the same quarter of fiscal 2015 as a result of the impact of the recent increase in the federal funds rate, but significantly lower than the yield that could have been earned if the excess liquidity was deployed in loans or investment securities.
        Average deposits increased $8.2 million, or one percent, to $926.3 million in the fourth quarter of fiscal 2016 from $918.1 million in the same quarter of fiscal 2015.  The average cost of deposits decreased by five basis points to 0.45 percent in the fourth quarter of fiscal 2016 from 0.50 percent in the same quarter last year, primarily due to higher cost time deposits repricing to lower current market interest rates and a lower percentage of time deposits to the total deposit balance.  Transaction account balances or "core deposits" increased $39.1 million, or seven percent, to $617.5 million at June 30, 2016 from $578.4 million at June 30, 2015, while time deposits decreased $36.8 million, or 11 percent, to $308.9 million at June 30, 2016 from $345.7 million at June 30, 2015, consistent with the Bank's strategy to decrease the percentage of time deposits in its deposit base and to increase the percentage of lower cost checking and savings accounts.
        The average balance of borrowings, which consisted of FHLB – San Francisco advances, decreased $10.2 million, or 10 percent, to $91.3 million and the average cost of advances increased 44 basis points to 2.82 percent in the fourth quarter of fiscal 2016, compared to an average balance of $101.5 million and an average cost of 2.38 percent in the same quarter of fiscal 2015.  The decrease in the average balance of borrowings was primarily attributable to the maturity of overnight borrowings, partly offset by newly acquired higher cost long-term advances during the second half of fiscal 2015 to protect against rising interest rates.
        During the fourth quarter of fiscal 2016, the Company recorded a recovery from the allowance for loan losses of $621,000 compared to the recovery of $104,000 recorded during the same period of fiscal 2015 and the $694,000 recovery recorded in the third quarter of fiscal 2016 (sequential quarter).  The increases in the recovery were primarily attributable to further improvement in loan credit quality and an increase in net recoveries of previously charged off loans.
        Non-performing assets, with underlying collateral primarily located in California, decreased to $13.0 million, or 1.11 percent of total assets, at June 30, 2016, compared to $16.3 million, or 1.39 percent of total assets, at June 30, 2015.  Non-performing loans at June 30, 2016 decreased $3.6 million or 26 percent since June 30, 2015 to $10.3 million and were primarily comprised of 35 single-family loans ($9.5 million); two multi-family loans ($709,000); and one commercial business loan

($76,000).  Real estate owned acquired in the settlement of loans at June 30, 2016 increased $308,000, or 13 percent, to $2.7 million (four properties) from $2.4 million (three properties) at June 30, 2015.  The real estate owned at June 30, 2016 was comprised of four single-family real estate properties.
        Net recoveries for the quarter ended June 30, 2016 were $1.09 million or 0.45 percent (annualized) of average loans receivable, compared to net recoveries of $116,000 or 0.04 percent (annualized) of average loans receivable for the quarter ended June 30, 2015 and net recoveries of $126,000 or 0.05 percent (annualized) of average loans receivable for the quarter ended March 31, 2016 (sequential quarter).
        Classified assets at June 30, 2016 were $21.9 million, comprised of $8.9 million of loans in the special mention category, $10.3 million of loans in the substandard category and $2.7 million in real estate owned.  Classified assets at June 30, 2015 were $31.1 million, comprised of $8.2 million of loans in the special mention category, $20.5 million of loans in the substandard category and $2.4 million in real estate owned.  For the quarter ended June 30, 2016, no loans were restructured from their original terms or newly classified as a restructured loan.
        The allowance for loan losses was $8.7 million at June 30, 2016, or 1.02 percent of gross loans held for investment, compared to $8.7 million at June 30, 2015, or 1.06 percent of gross loans held for investment.  Management believes that, based on currently available information, the allowance for loan losses is sufficient to absorb potential losses inherent in loans held for investment at June 30, 2016.
        Non-interest income increased by $79,000, or one percent, to $10.59 million in the fourth quarter of fiscal 2016 from $10.51 million in the same period of fiscal 2015,

primarily as a result of an increase in the gain on sale of loans, partly offset by losses on the disposition of investment securities and losses on the sale and operations of real estate owned during the current quarter as compared to gains on the sale and operations of real estate owned in the comparable period last year.  On a sequential quarter basis, non-interest income increased $2.17 million, or 26 percent, primarily as a result of an increase in the gain on sale of loans.
        The gain on sale of loans increased to $9.41 million for the quarter ended June 30, 2016 from $8.76 million in the comparable quarter last year, reflecting the impact of a higher average loan sale margin, partly offset by a lower loan sale volume.  The average loan sale margin from mortgage banking was 161 basis points for the quarter ended June 30, 2016, up 22 basis points from 139 basis points in the same quarter last year and up four basis points from 157 basis points in the third quarter of fiscal 2016 (sequential quarter).  Total loan sale volume, which includes the net change in commitments to extend credit on loans to be held for sale, was $584.5 million in the quarter ended June 30, 2016, down eight percent, from $636.8 million in the comparable quarter last year.  The gain on sale of loans includes a favorable fair-value adjustment on loans held for sale and derivative financial instruments (commitments to extend credit, commitments to sell loans, commitments to sell mortgage-backed securities, and option contracts) that amounted to a net gain of $459,000 in the fourth quarter of fiscal 2016, compared to an unfavorable fair-value adjustment that amounted to a net loss of $5.34 million in the same period last year.
        In the fourth quarter of fiscal 2016, a total of $557.2 million of loans were originated and purchased for sale, 23 percent lower than the $720.7 million for the same period last year, but 42 percent higher than the $392.9 million during the third quarter of fiscal 2016 (sequential quarter).  Total loans sold during the quarter ended June 30, 2016 were $551.1 million, 31 percent lower than the $795.5 million sold during the same quarter last year, but 44 percent higher than the $383.6 million sold during the third quarter of fiscal 2016 (sequential quarter).  Total loan originations (including loans originated and purchased for investment and loans originated and purchased for sale) were $639.1 million in the fourth quarter of fiscal 2016, a decrease of 15 percent from $747.5 million in the same quarter of fiscal 2015, but 45 percent higher than the $439.5 million in the third quarter of fiscal 2016 (sequential quarter).
        The sale and operations of real estate owned acquired in the settlement of loans resulted in a net loss of $83,000 in the fourth quarter of fiscal 2016, compared to a $294,000 net gain in the comparable period last year.  Four real estate owned properties were sold in the quarter ended June 30, 2016 compared to four real estate owned properties sold in the same quarter last year.  Three real estate owned properties were acquired in the settlement of loans during the fourth quarter of fiscal 2016, compared to two properties acquired in the comparable period last year.  As of June 30, 2016, the real estate owned balance was $2.7 million (four properties), compared to $2.4 million (three properties) at June 30, 2015.
        Non-interest expenses were virtually unchanged, decreasing by $9,000 to $15.14 million in the fourth quarter of fiscal 2016 from $15.15 million in the same quarter last year.  The decrease was primarily a result of decreases in equipment, sales and marketing and other operating expenses, partly offset by increases in salaries and employee benefits expense and premises and occupancy expenses.

        The Company's efficiency ratio remained unchanged at 78 percent in the fourth quarter of fiscal 2016 as compared to the same quarter last year.
        The Company's provision for income taxes was $2.04 million for the fourth quarter of fiscal 2016, an increase of $207,000 or 11 percent, from $1.83 million in the same quarter last year, as a result of the increase in income before taxes.  The effective income tax rate for the quarter ended June 30, 2016 was 42.2 percent as compared to 42.4 percent in the same quarter last year.  The Company believes that the tax provision recorded in the fourth quarter of fiscal 2016 reflects its current income tax obligations.
        The Company repurchased 229,633 shares of its common stock during the quarter ended June 30, 2016 at an average cost of $17.95 per share.  As of June 30, 2016, a total of 393,283 shares or 93 percent of the shares authorized in the October 2015 stock repurchase plan have been purchased, leaving 28,350 shares available for future purchases.  The May 2016 stock repurchase plan authorizing the purchase of 397,000 shares will become effective once the Company has completed the October 2015 stock repurchase plan.
        The Bank currently operates 14 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire).  Provident Bank Mortgage operates two wholesale loan production offices and 14 retail loan production offices located throughout California.
        The Company will host a conference call for institutional investors and bank analysts on Wednesday, July 27, 2016 at 9:00 a.m. (Pacific) to discuss its financial results.  The conference call can be accessed by dialing 1-800-230-1093 and requesting the Provident Financial Holdings Earnings Release Conference Call.  An audio replay of the conference call will be available through Wednesday, August 3, 2016 by dialing 1-800-475-6701 and referencing access code number 398198.
        For more financial information about the Company please visit the website at www.myprovident.com and click on the "Investor Relations" section.

Safe-Harbor Statement

This press release contains statements that the Company believes are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements relate to the Company's financial condition, liquidity, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially from the results anticipated or implied by our forward-looking statements include, but are not limited  to increased competitive pressures; changes in the interest rate environment; secondary market conditions for loans and our ability to sell loans in the secondary market; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission ("SEC") - which are available on our website at www.myprovident.com and on the SEC's website at www.sec.gov. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements whether as a result of new information, future events or otherwise. These risks could cause our actual results for fiscal 2017 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of us and could negatively affect our operating and stock price performance.

Contacts:	Craig G. Blunden	Donavon P. Ternes
	Chairman and	President, Chief Operating Officer,
	Chief Executive Officer	and Chief Financial Officer

PROVIDENT FINANCIAL HOLDINGS, INC. Condensed Consolidated Statements of Financial Condition (Unaudited –In Thousands, Except Share Information)
	June 30, 2016	March 31,	June 30, 2015
		2016
Assets
Cash and cash equivalents	$51,206	$111,481	$81,403
Investment securities – held to maturity, at cost	39,979	21,014	800
Investment securities - available for sale, at fair value	11,543	12,161	14,161
Loans held for investment, net of allowance for loan losses of $8,670, $8,200 and $8,724, respectively; includes $5,159, $4,583 and $4,518 at fair value, respectively	840,022	805,567	814,234
Loans held for sale, at fair value	189,458	184,025	224,715
Accrued interest receivable	2,781	2,607	2,839
Real estate owned, net	2,706	3,165	2,398
FHLB – San Francisco stock	8,094	8,094	8,094
Premises and equipment, net	6,043	5,446	5,417
Prepaid expenses and other assets	19,504	20,191	20,494

Total assets	$1,171,336	$1,173,751	$1,174,555

Liabilities and Stockholders' Equity
Liabilities:
Non interest-bearing deposits	$71,158	$68,748	$67,538
Interest-bearing deposits	855,226	858,317	856,548
Total deposits	926,384	927,065	924,086

Borrowings	91,299	91,317	91,367
Accounts payable, accrued interest and other liabilities	19,962	19,719	17,965
Total liabilities	1,037,645	1,038,101	1,033,418

Stockholders' equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)
	-	-	-
Common stock, $.01 par value (40,000,000 shares authorized; 17,847,365, 17,844,365 and 17,766,865 shares issued, respectively; 7,975,250, 8,201,883 and 8,634,607 shares outstanding, respectively)

	179	179	177
Additional paid-in capital	90,801	90,512	88,893
Retained earnings	191,906	190,084	188,206
Treasury stock at cost (9,872,115, 9,642,482 and 9,132,258 shares, respectively)
	(149,508)	(145,387)	(136,470)
Accumulated other comprehensive income, net of tax	313	262	331

Total stockholders' equity	133,691	135,650	141,137

Total liabilities and stockholders' equity	$1,171,336	$1,173,751	$1,174,555

PROVIDENT FINANCIAL HOLDINGS, INC. Condensed Consolidated Statements of Operations (Unaudited - In Thousands, Except Earnings Per Share)
	Quarter Ended June 30,		Fiscal Year Ended June 30,

	2016	2015	2016	2015
Interest income:
Loans receivable, net	$9,985	$10,077	$37,658	$38,337
Investment securities	124	69	358	287
FHLB – San Francisco stock	179	394	721	796
Interest-earning deposits	150	54	567	276
Total interest income	10,438	10,594	39,304	39,696

Interest expense:
Checking and money market deposits	95	104	450	419
Savings deposits	150	164	657	641
Time deposits	790	875	3,290	3,701
Borrowings	641	601	2,578	1,660
Total interest expense	1,676	1,744	6,975	6,421

Net interest income	8,762	8,850	32,329	33,275
Recovery from the allowance for loan losses	(621)	(104)	(1,715)	(1,387)
Net interest income, after recovery from the allowance for loan losses	9,383	8,954	34,044	34,662

Non-interest income:
Loan servicing and other fees	268	262	1,068	1,085
Gain on sale of loans, net	9,408	8,762	31,521	34,210
Deposit account fees	529	575	2,319	2,412
Loss on disposition of investment securities	(103)	-	(103)	-
(Loss) gain on sale and operations of real estate owned acquired in the settlement of loans	(83)	294	(95)	282
Card and processing fees	379	376	1,448	1,406
Other	192	242	903	992
Total non-interest income	10,590	10,511	37,061	40,387

Non-interest expense:
Salaries and employee benefits	11,216	11,137	42,609	41,618
Premises and occupancy	1,222	1,062	4,646	4,666
Equipment	345	414	1,503	1,720
Professional expenses	534	551	2,089	2,179
Sales and marketing expenses	379	455	1,331	1,643
Deposit insurance premiums and regulatory assessments	254	236	1,018	974
Other	1,191	1,295	4,649	5,169
Total non-interest expense	15,141	15,150	57,845	57,969

Income before taxes	4,832	4,315	13,260	17,080
Provision for income taxes	2,037	1,830	5,546	7,277
Net income	$2,795	$2,485	$7,714	$9,803

Basic earnings per share	$0.34	$0.29	$0.92	$1.09
Diluted earnings per share	$0.34	$0.28	$0.90	$1.07
Cash dividends per share	$0.12	$0.12	$0.48	$0.45

PROVIDENT FINANCIAL HOLDINGS, INC. Condensed Consolidated Statements of Operations – Sequential Quarter (Unaudited – In Thousands, Except Share Information)
	Quarter Ended
	June 30,	March 31,
	2016	2016
Interest income:
Loans receivable, net	$9,985	$9,204
Investment securities	124	96
FHLB – San Francisco stock	179	163
Interest-earning deposits	150	183
Total interest income	10,438	9,646

Interest expense:
Checking and money market deposits	95	116
Savings deposits	150	170
Time deposits	790	807
Borrowings	641	641
Total interest expense	1,676	1,734

Net interest income	8,762	7,912
Recovery from the allowance for loan losses	(621)	(694)
Net interest income, after recovery from the allowance for loan losses	9,383	8,606

Non-interest income:
Loan servicing and other fees	268	383
Gain on sale of loans, net	9,408	7,145
Deposit account fees	529	590
Loss on disposition of investment securities	(103)	-
Loss on sale and operations of real estate owned acquired in the settlement of loans, net	(83)	(276)
Card and processing fees	379	355
Other	192	227
Total non-interest income	10,590	8,424

Non-interest expense:
Salaries and employee benefits	11,216	10,630
Premises and occupancy	1,222	1,146
Equipment	345	349
Professional expenses	534	583
Sales and marketing expenses	379	356
Deposit insurance premiums and regulatory assessments	254	252
Other	1,191	1,169
Total non-interest expense	15,141	14,485

Income before taxes	4,832	2,545
Provision for income taxes	2,037	1,051
Net income	$2,795	$1,494

Basic earnings per share	$0.34	$0.18
Diluted earnings per share	$0.34	$0.18
Cash dividends per share	$0.12	$0.12

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands, Except Share Information )

	Quarter Ended June 30,		Fiscal Year Ended June 30,
	2016	2015	2016	2015
SELECTED FINANCIAL RATIOS:
Return on average assets	0.96%	0.84%	0.66%	0.87%
Return on average stockholders' equity	8.32%	7.02%	5.60%	6.81%
Stockholders' equity to total assets	11.41%	12.02%	11.41%	12.02%
Net interest spread	3.03%	3.01%	2.78%	2.96%
Net interest margin	3.10%	3.09%	2.85%	3.03%
Efficiency ratio	78.24%	78.25%	83.36%	78.70%
Average interest-earning assets to average
interest-bearing liabilities	111.26%	112.20%	111.75%	113.02%

SELECTED FINANCIAL DATA:
Basic earnings per share	$0.34	$0.29	$0.92	$1.09
Diluted earnings per share	$0.34	$0.28	$0.90	$1.07
Book value per share	$16.76	$16.35	$16.76	$16.35
Shares used for basic EPS computation	8,107,282	8,669,375	8,347,564	8,996,952
Shares used for diluted EPS computation	8,304,332	8,878,201	8,541,554	9,173,857
Total shares issued and outstanding	7,975,250	8,634,607	7,975,250	8,634,607

LOANS ORIGINATED AND PURCHASED FOR SALE:
Retail originations	$284,615	$339,578	$1,022,296	$1,175,413
Wholesale originations and purchases	272,583	381,098	940,573	1,305,302
Total loans originated and purchased for sale	$557,198	$720,676	$1,962,869	$2,480,715

LOANS SOLD:
Servicing released	$544,967	$790,621	$1,948,423	$2,392,251
Servicing retained	6,177	4,917	45,798	17,663
Total loans sold	$551,144	$795,538	$1,994,221	$2,409,914

	As of	As of	As of	As of	As of
	06/30/16	03/31/16	12/31/15	09/30/15	06/30/15
ASSET QUALITY RATIOS AND DELINQUENT LOANS:
Recourse reserve for loans sold	$453	$887	$768	$768	$768
Allowance for loan losses	$8,670	$8,200	$8,768	$9,034	$8,724
Non-performing loans to loans held for investment, net	1.23%	1.52%	1.50%	1.83%	1.71%
Non-performing assets to total assets	1.11%	1.31%	1.47%	1.57%	1.39%
Allowance for loan losses to gross non- performing loans	77.38%	62.31%	67.35%	57.33%	59.77%
Allowance for loan losses to gross loans held
for investment	1.02%	1.01%	1.07%	1.11%	1.06%
Net recoveries to average loans receivable (annualized)	(0.45)%	(0.05)%	(0.04)%	(0.14)%	(0.04)%
Non-performing loans	$10,309	$12,261	$12,187	$14,764	$13,946
Loans 30 to 89 days delinquent	$1,644	$1,508	$522	$1,219	$1,335

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	06/30/16	03/31/16	12/31/15	09/30/15	06/30/15
Recourse provision for loans sold	$3	$119	$30	$3	$72
Recovery from the allowance for loan losses	$(621)	$(694)	$(362)	$(38)	$(104)
Net (recoveries) charge-offs	$(1,091)	$(126)	$(96)	$(348)	$(116)

	As of	As of	As of	As of	As of
	06/30/16	03/31/16	12/31/15	09/30/15	06/30/15
REGULATORY CAPITAL RATIOS (BANK):
Tier 1 leverage ratio	10.31%	10.06%	9.85%	9.68%	10.68%
Common equity tier 1 capital ratio	16.20%	16.63%	16.18%	16.32%	17.22%
Tier 1 risk-based capital ratio	16.20%	16.63%	16.18%	16.32%	17.22%
Total risk-based capital ratio	17.39%	17.82%	17.43%	17.58%	18.47%

REGULATORY CAPITAL RATIOS (COMPANY):
Tier 1 leverage ratio	11.42%	11.61%	11.77%	11.82%	11.94%
Common equity tier 1 capital ratio	17.93%	19.19%	19.32%	19.92%	19.24%
Tier 1 risk-based capital ratio	17.93%	19.19%	19.32%	19.92%	19.24%
Total risk-based capital ratio	19.12%	20.37%	20.57%	21.17%	20.49%

	As of June 30,
	2016		2015
	Balance	Rate(1)	Balance	Rate(1)
INVESTMENT SECURITIES:
Held to maturity:
Certificates of deposit	$800	0.72%	$800	0.50%
U.S. government sponsored enterprise MBS	39,179	1.43	-	-
Total investment securities held to maturity	$39,979	1.42%	$800	0.50%

Available for sale (at fair value):
U.S. government agency MBS	$6,572	1.90%	$7,906	1.66%
U.S. government sponsored enterprise MBS	4,223	2.69	5,387	2.40
Private issue collateralized mortgage obligations	601	2.76	717	2.49
Common stock – community development financial institution	147	-	151	-
Total investment securities available for sale	$11,543	2.21%	$14,161	1.97%

Total investment securities	$51,522	1.59%	$14,961	1.89%

(1) The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands)
	As of June 30,
	2016		2015
	Balance	Rate(1)	Balance	Rate(1)
LOANS HELD FOR INVESTMENT:
Single-family (1 to 4 units)	$324,497	3.66%	$365,961	3.28%
Multi-family (5 or more units)	415,627	4.18	347,020	4.48
Commercial real estate	99,528	4.77	100,897	5.27
Construction	14,653	5.45	8,191	5.24
Other	332	5.66	-	-
Commercial business	636	6.50	666	6.53
Consumer	203	10.89	244	9.94
Total loans held for investment	855,476	4.08%	822,979	4.06%

Undisbursed loan funds	(11,258)		(3,360)
Advance payments of escrows	56		199
Deferred loan costs, net	4,418		3,140
Allowance for loan losses	(8,670)		(8,724)
Total loans held for investment, net	$840,022		$814,234

Purchased loans serviced by others included above	$807	5.88%	$5,377	4.82%

(1) The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

	As of June 30,
	2016		2015
	Balance	Rate(1)	Balance	Rate(1)

DEPOSITS:
Checking accounts – non interest-bearing	$71,158	-%	$67,538	-%
Checking accounts – interest-bearing	237,979	0.11	224,090	0.15
Savings accounts	275,310	0.21	255,090	0.26
Money market accounts	33,082	0.27	31,672	0.31
Time deposits	308,855	1.01	345,696	1.02
Total deposits	$926,384	0.44%	$924,086	0.50%

BORROWINGS:
Overnight	$-	-%	$-	-%
Three months or less	-	-	-	-
Over three to six months	-	-	-	-
Over six months to one year	-	-	-	-
Over one year to two years	10,036	3.02	-	-
Over two years to three years	10,000	1.53	10,059	3.03
Over three years to four years	-	-	10,000	1.53
Over four years to five years	20,000	3.85	-	-
Over five years	51,263	2.55	71,308	2.92
Total borrowings	$91,299	2.78%	$91,367	2.78%
(1)The interest rate described in the rate column is the weighted-average interest rate or cost of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	Quarter Ended		Quarter Ended
	June 30, 2016		June 30, 2015
	Balance	Rate(1)	Balance	Rate(1)

SELECTED AVERAGE BALANCE SHEETS:
Loans receivable, net (2)	$960,447	4.16%	$1,035,154	3.89%
Investment securities	44,671	1.11%	15,508	1.78%
FHLB – San Francisco stock	8,094	8.85%	8,003	19.69%
Interest-earning deposits	118,984	0.50%	85,203	0.25%
Total interest-earning assets	$1,132,196	3.69%	$1,143,868	3.70%
Total assets	$1,168,009		$1,179,421

Deposits	$926,347	0.45%	$918,052	0.50%
Borrowings	91,305	2.82%	101,483	2.38%
Total interest-bearing liabilities	$1,017,652	0.66%	$1,019,535	0.69%
Total stockholders' equity	$134,363		$141,544

(1)The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.
(2)Includes loans held for investment and loans held for sale at fair value, net of the allowance for loan losses.

	Fiscal Year Ended		Fiscal Year Ended
	June 30, 2016		June 30, 2015
	Balance	Rate(1)	Balance	Rate(1)

SELECTED AVERAGE BALANCE SHEETS:
Loans receivable, net (2)	$949,412	3.97%	$965,035	3.97%
Investment securities	24,895	1.44%	16,227	1.77%
FHLB – San Francisco stock	8,094	8.91%	7,294	10.91%
Interest-earning deposits	151,867	0.37%	108,971	0.25%
Total interest-earning assets	$1,134,268	3.47%	$1,097,527	3.62%
Total assets	$1,169,277		$1,133,097

Deposits	$923,641	0.48%	$910,059	0.52%
Borrowings	91,331	2.82%	61,074	2.72%
Total interest-bearing liabilities	$1,014,972	0.69%	$971,133	0.66%
Total stockholders' equity	$137,701		$143,978

(1)The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.
(2)Includes loans held for investment and loans held for sale at fair value, net of the allowance for loan losses.

PROVIDENT FINANCIAL HOLDINGS, INC. Asset Quality (1) (Unaudited – Dollars in Thousands)
	As of	As of	As of	As of	As of
	06/30/16	03/31/16	12/31/15	09/30/15	06/30/15
Loans on non-accrual status (excluding restructured loans):
Mortgage loans:
Single-family	$6,292	$6,918	$7,652	$8,807	$7,010
Multi-family	709	721	394	399	653
Commercial real estate	-	-	-	1,016	680
Total	7,001	7,639	8,046	10,222	8,343

Accruing loans past due 90 days or more:	-	-	-	-	-
Total	-	-	-	-	-

Restructured loans on non-accrual status:
Mortgage loans:
Single-family	3,232	3,002	2,502	2,879	2,902
Multi-family	-	1,542	1,559	1,576	1,593
Commercial real estate	-	-	-	-	1,019
Commercial business loans	76	78	80	87	89
Total	3,308	4,622	4,141	4,542	5,603

Total non-performing loans	10,309	12,261	12,187	14,764	13,946

Real estate owned, net	2,706	3,165	4,913	3,674	2,398
Total non-performing assets	$13,015	$15,426	$17,100	$18,438	$16,344

(1)	The non-performing loans balances are net of individually evaluated or collectively evaluated allowances, specifically attached to the individual loans and include fair value credit adjustments.